Exhibit 99.1

Contact:	Digital Angel (investors) Allison Tomek (561) 805-8044 atomek@adsx.com	Sloan & Company (media) Tracey Belko (212) 446-1889 tbelko@sloanepr.com

DIGITAL ANGEL CORPORATION LAUNCHES NEW INVESTOR COMMUNICATIONS INITIATIVE
AND DISCUSSES PREVIOUSLY PROVIDED 2007 REVENUE GUIDANCE OF $73 TO $78 MILLION

CEO KEVIN MCGRATH INTRODUCES NEW INVESTOR COMMUNICATIONS TEAM

SO. ST. PAUL, MN (March 14, 2007) — Digital Angel Corporation (Amex: DOC), an advanced technology company in the field of rapid and accurate identification, location tracking and condition monitoring of high-value assets, announced today the launch of a new initiative to improve communications with the investor community. With the previously announced January 2007 management team additions of Thomas J. Hoyer, Chief Financial Officer, and Allison F. Tomek, Vice President of Investor Relations and Corporate Communications, the Company is refocused on an active investor relations program to increase awareness and build shareholder value.

As part of the Company’s outreach strategy, it held an analyst call today to discuss its previously released revenue guidance and growth prospects for 2007, as discussed on the Company’s March 5, 2007 conference call. As previously announced, the Company expects full year 2007 revenue between $73 and $78 million, based primarily on growth in its companion pet identification business, livestock tagging business and search and rescue beacon equipment (SARBE) business.

Digital Angel President and Chief Executive Officer Kevin McGrath commented, “As I mentioned last week in our financial results conference call, building on our investments in the business in 2006, the management team and I are very positive about the Company’s performance for 2007. We foresee significant opportunities as we capitalize on our leadership positions in the companion pet, livestock tagging and SARBE businesses. While there remain certain elements of risk, we are comfortable that our current 2007 revenue guidance of $73 to $78 million is achievable, and we are focused on maximizing shareholder value for the long-term.”

The Company provided analysts highlights of the growth opportunities discussed on the financial results conference call, including:

Companion Pets

•	To date, the Company has received orders for 2.5 million chips from Schering-Plough, exceeding the total number of pet chips sold in 2006; additionally, the Company has received forecasted orders from Schering-Plough for deliveries through August 2007 that are more than double total 2006 sales of 1.7 million chips.

•	Schering-Plough is investing significant dollars in its new HomeAgain™ Proactive Pet Recovery Network.

•	Schering-Plough negotiated a lower price per chip in the new contract, but the Company expects increased volumes to drive operating efficiencies and therefore improve margins longer-term.

•	The Company expects growth in the sales of scanners as veterinary offices and animal shelters upgrade to the universal scanner.

Livestock Tagging

•	The Company has hired new management and additional sales representatives, and reorganized its sales operation to improve overall performance.

•	The Company expects double-digit percentage growth in visual and electronic tag sales on a year-over-year basis.

•	The Company expects strong sales in Latin America, specifically Argentina.

•	States are increasingly looking to mandate electronic tagging, primarily targeting the dairy cow industry, although the timing and ramification of this is unclear.

•	The Company is investing $1.3 million in sales and marketing to capitalize on 2006 trends that are continuing into 2007.

Radio/GPS

•	The Company expects to receive orders for SARBE in 2007 that, due to the timing of contract awards, didn’t materialize in 2006.

•	SARBE revenue is expected to be heavily weighted towards the second half of 2007.

•	The McMurdo acquisition, which is scheduled to close at the end of this month, is expected to add at least $8 million in revenue in 2007.

•	McMurdo recently won an $8 million contract to supply radios to the U.S. Coast Guard.

•	By year-end at McMurdo, the Company expects cost reductions as it brings manufacturing in-house and anticipates savings in general and administrative expense.

•	In order to complete the acquisition of McMurdo, the Company intends to secure additional financing, potentially in the form of an accounts receivable line.

•	The Company’s initial $2 million investment in the U.S. Air Force development contract for the URT 33 radio could bring significant revenue later this year and in 2008 if the Company wins a portion of the production contract.

•	The Company is taking steps to reduce general and administrative expense at Outerlink and decrease the overall loss, and outline a plan to reach profitability.

Potential Transaction between Digital Angel and Applied Digital

•	Discussions continue to occur between the management teams and boards of directors of Digital Angel and Applied Digital to determine whether a transaction between the two companies delivers value to shareholders.

Management Team Additions

During the analysts call, Mr. McGrath also introduced the Company’s new CFO, Mr. Hoyer and its new Vice President of Investor Relations and Corporate Communications, Ms. Tomek. Mr. Hoyer joined the Company on Jan. 2, 2007, and has an extensive background in successfully building and leading finance and accounting organizations. Prior to joining Digital Angel, he held numerous high-profile finance positions in both the private and public sectors. Most recently, Hoyer served as Executive Vice President and Chief Financial Officer of NationsRent Companies, Inc., a $700 million construction equipment distribution and services company, where he supported the Board of Directors and senior management team by leading the company through numerous complex transactions, including the issuance of more than $400 million in public debt. Ms. Tomek joined the Company on Jan. 8, 2007, and is the primary liaison to the investment community and media. Tomek brings nine years of investor and media experience with small and mid-cap companies. Most recently, she served as director of investor relations and corporate communications for Andrx Corporation, a specialty pharmaceuticals company, where she managed all aspects of the company’s investor and public relations, and internal communications.

About Digital Angel Corporation

Digital Angel Corporation (www.DigitalAngelCorp.com) develops and deploys sensor and communications technologies that enable rapid and accurate identification, location tracking, and condition monitoring of high-value assets. Applications for the Company’s products include identification and monitoring of humans, pets, fish, poultry and livestock through its patented implantable microchips; location tracking and message monitoring of vehicles and aircraft in remote locations through systems that integrate GPS and geosynchronous satellite communications; and monitoring of asset conditions such as temperature and movement, through advanced miniature sensors. Digital Angel Corporation is majority-owned by Applied Digital Inc. (Nasdaq:ADSX), which also owns a majority position in VeriChip Corporation (NASDAQ: CHIP).

This press release includes forward-looking statements, including statements regarding (i) the Company’s growth forecast for its products; (ii) the expected growth at Signature industries; and (iii) the Company’s expectations regarding receiving government approvals for the McMurdo acquisition, the expected source of additional funding for the acquisition, the timing of the closing of the McMurdo acquisition and its impact on the Company’s financial results. These forward-looking statements may be affected by the risks and uncertainties in the Company’s business. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission filings, including the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2005, as amended, and its quarterly reports. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. Such risk factors include generally, but are not limited to, the following: the Company’s ability to successfully implement its business strategy; the Company’s expectation that it will continue to incur operating losses; the Company’s ability to fund its operations and to pay its debt obligations; the impact of Applied Digital’s voting control over the Company; conflicts of interest among Applied Digital, VeriChip and the Company; the Company’s reliance on a single source supplier for its implantable microchip; the Company’s ability to compete as its competitors improve the performance of and support for their new products, and as they introduce new products, technologies or services; the negative impact of the expiration of patents in 2008 and 2009 relating to the implantable microchip technology; the Company’s ability to successfully defend itself against infringements of our patents; the Company’s ability to comply with current and future regulations relating to its businesses; the impact of technological obsolescence; the Company’s reliance on government contractors; the loss of Schering-Plough as the exclusive distributor of the Company’s products; the Company’s dependence on a small team of senior management; risks of foreign operations; the impact of the write-off of goodwill and other intangible assets; the impact of new accounting pronouncements; and the Company’s ability to maintain proper and effective internal accounting and financial controls. With respect to forward-looking statements regarding the McMurdo acquisition, the following additional risks: the ability of the parties to the acquisition agreement to satisfy their respective closing conditions; and the Company’s ability to successfully integrate McMurdo’s operations into its operations. The Company can offer no assurances that any projections, assumptions or forecasts made or discussed in this release will be met, and investors should understand the risks of investing solely due to such projections. The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

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